Exhibit 10.12

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON SHARES PURCHASE WARRANT NO. 2006 –FWP-1*

600,000  Common Shares $0.001 par value of MOVENTIS CAPITAL, INC.

THIS COMMON SHARES PURCHASE WARRANT (the “Warrant”) certifies that, for value received, FWP Acquisition Corp. (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the fifth anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Moventis Capital, Inc., a Delaware corporation (the “Company”), up to 600,000 (the “Warrant Shares”) of Common Shares, $0.001 par value per share (“Common Shares”).  The purchase price of one share of Common Shares under this Warrant shall be equal to the Exercise Price, as defined in Section 1(b).  This Warrant is being issued in connection with the sale of a promissory note to the Holder.

1.  Exercise.

a) Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date (such period referred to as the "Exercise Period") by (i) delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and (ii) delivery, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, of  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within 2 Business Days of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)  Exercise Price.  The exercise price per share of the Common Shares under this Warrant shall be as follows, subject to adjustment hereunder (the “Exercise Price”):

i.

$0.65 for the first 300,000 Shares

ii.

$1.00 for the remaining 300,000 Shares

c)  Mechanics of Exercise.

i.

 Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.

 Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 1(d)(v) prior to the issuance of such shares, have been paid.

iii.

 Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.

 No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

d)  Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder.

2.  Certain Adjustments.

a)  Stock Dividends, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare a dividend or make a distribution in shares of its Common Shares, (ii) subdivide or reclassify the outstanding shares of Common Shares into a greater number of shares, or (iii) combine (including by way of reverse stock split) or reclassify the outstanding Common Shares into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder hereof shall be entitled to receive the number of shares of Common Shares which the Holder would have owned or been entitled to receive had this Warrant been exercised immediately prior to such date.  Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur.

b)  Other Distributions.  In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Shares (i) of shares of any class other than its Common Shares or (ii) of evidence of indebtedness of the Company or (iii) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in subparagraph 2(a) above), or (iv) of rights or warrants, in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (i) an amount equal to the difference resulting from (A) the number of shares of Common Shares outstanding on such record date multiplied by the Conversion Price per share on such record date, less (B) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by  (ii) the number of shares of Common Shares outstanding on such record date.  Such adjustment shall be made successively whenever such a record date is fixed.  In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

c)  Preservation of Purchase Rights upon Reclassification, Consolidation, etc.   In case the Company after the original issue date of this Warrant shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Company shall not be the continuing or surviving legal entity as a result of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Common Stock of the Company shall be changed into or exchanged for securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Common Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Exercise Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4; provided, however, (A) upon the consummation of a Triggering Event described in clauses (a) or (c) of the definition thereof (but not clauses (b) or  (d) of such definition) in which the consideration payable consists of securities of a surviving entity that is not a public company with such securities registered pursuant to the Securities Exchange Act of 1934, as amended, or such securities are not listed or quoted on a U.S or Canadian national securities exchange, national automated quotation system or the OTC Bulletin Board, then in either case the Holder at its option may, instead of receiving such consideration to which such Holder would have been entitled upon exercise of this Warrant, elect to receive an amount in cash equal to the value of this Warrant immediately after the consummation of such Triggering Event calculated in accordance with the Black-Scholes formula as it applies to the value of the Warrant immediately prior to the consummation of the Triggering Event.  The provisions of this

Section 2c shall similarly apply to successive Triggering Events, but the payment of any Black-Scholes amount pursuant to the foregoing sentence shall result in the termination of this Warrant.

d)  Adjustment to Exercise Price for Dilutive Issues.

i.

In case the Company shall at any time or from to time from the issuance date of this Warrant through the Termination issue any Warrant Shares (other than shares issued as a stock dividend or stock split as otherwise provided in this Section 2) for a consideration per share that is less than the Exercise Price set forth in Section 1b)i above, then on the date of such issue the Exercise Price shall be reduced to a price (calculated to the nearest cent) equal to the quotient of (a) the sum of (i) the per-share consideration received by the Company in such issue plus (ii) the product of the number of fully diluted shares of equity securities of the Company outstanding immediately prior to the issuance times the Exercise Price divided by (b) the number of fully diluted shares of equity securities of the Company outstanding immediately after the issuance.

ii.

In the case of the issuance of options to purchase or rights to subscribe for Warrant Shares, securities by their terms convertible into or exchangeable for Warrant Shares, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply:

(A)

the aggregate maximum number of shares of Warrant Shares deliverable upon exercise of such options to purchase or rights to subscribe for Warrant Shares shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration received by this corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Warrant Shares covered thereby, but no further adjustment to the Exercise Price shall be made for the actual issuance of Warrant Shares upon the exercise of such options or rights in accordance with their terms;

(B)

the aggregate maximum number of shares of Warrant Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by this corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights, but no further adjustment to the Exercise Price shall be made for the actual issuance of Warrant Shares upon the conversion or exchange of such securities in accordance with their terms;

(C)

if such options, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this corporation, or decrease in the number of shares of Warrant Shares issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Warrant Price shall be made for the actual issuance of Warrant Shares upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

(D)

upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price shall promptly be readjusted to such

Exercise Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Warrant Shares actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

e) In the case of an issue of additional shares of Warrant Shares for cash, the consideration received by the Company shall be deemed to be the net cash proceeds received for such shares.  In the case of an issue of additional shares of Warrant Shares for noncash consideration, the Company's Board of Directors shall determine the value of such consideration and such determination, unless shown by the Holder to have been made other than in good faith, shall be conclusive. Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

f)  Notice to Holders.

i.

 Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 2, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.

 Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares; (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Shares is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their shares of the Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

3.  Transfer of Warrant.

a)  Sale Notice.  The  Holder shall not sell, pledge or otherwise transfer any interest in this Warrant or the Warrant Shares except as otherwise permitted in this Section 3

b)  Certain Permitted Transfers.

The restrictions contained in this Section 3 shall not apply with respect to transfers of this Warrant or the Warrant Shares among a Holder’s family group; provided that the restrictions contained in this Section 3 shall continue to be applicable to this Warrant or the Warrant Shares after any such transfer and the transferee(s) have agreed in writing to be bound by the provisions of this Agreement.  Holder’s “family group” means Holder’s spouse and descendants (whether natural or adopted) and descendants’ spouses or a trust for any of their benefits, or, in the case of an entity, such entity’s parent company or a wholly-owned subsidiary.

c)  Termination of Restrictions.

The restrictions on transfer set forth in this Section 3 shall terminate on the first to occur of (i) the merger or consolidation of the Company into a new surviving Company in which the holders of the Company’s voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own less than a majority of the ordinary voting power to elect directors of the new surviving company (on a fully diluted basis), or (ii) the sale of all, or substantially all, of the Company’s assets or capital stock in any transaction or series of related transactions.

4.  Miscellaneous.

a)  No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 1(d)(ii).

b)  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)  Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)  Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.

e)  Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

f)  Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (604) 608-4859, Attn: Chief Executive Officer or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered to the Company in the Subscription Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder

g)  Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

h)  Amendment.  No provision of this Warrant may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and, so long as purchasers then holding at least 51% of the Warrants then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

i)  Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

j)  Governing Law.   This Agreement shall be governed by and construed under the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  November 3, 2006

MOVENTIS CAPITAL, INC.
By:__________________________________________ Name: Blake Ponuick Title: Chief Executive Officer

HOLDER

FWP Acquisition Corp.

By:

Its:

Address:

PH2 – 141 Water Street

Vancouver, BC V6B 1A7

Fax: (604)________________

Phone: (604)________________________